EXHIBIT 99.1


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             55 Union Boulevard, P.O. Box 269, Totowa, NJ 07511-0269
                        (973) 942-1111 Fax (973) 942-9816
                            www.greatercommunity.com
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                              FOR IMMEDIATE RELEASE

                            Greater Community Bancorp
                             Declares Cash Dividend

TOTOWA, NJ - December 22, 2004 - At its regular meeting held December 21, 2004, the Board of Directors of Greater Community Bancorp (Nasdaq: GFLS) declared a per share cash dividend of $0.12 on its outstanding common stock, payable January 31, 2005 to shareholders of record on January 14, 2005.


Greater Community Bancorp is an $812 million financial holding company headquartered in Totowa, New Jersey. The Company operates sixteen branches in the northern New Jersey counties of Bergen, Passaic and Morris through its three state-chartered commercial bank subsidiaries: Greater Community Bank, Bergen Commercial Bank and Rock Community Bank. The banking subsidiaries provide traditional commercial and retail banking services to small businesses and consumers in New Jersey. The Company through its banking subsidiary, Greater Community Bank, owns an equipment leasing and financing subsidiary, Highland Capital Corp. Greater Community Financial, a division of Greater Community Bank, provides a wide range of investment products and services exclusively through Raymond James Financial Services, Inc., member NASD/SIPC. (Securities are not FDIC insured or bank guaranteed, and are subject to risk and may lose value).







CONTACT At Greater Community Bancorp:
Anthony M. Bruno, Jr.
973-942-1111 x 1001
anthony.bruno@greatercommunity.com
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SOURCE: Greater Community Bancorp